As filed with the Securities and Exchange Commission on August 24, 2004
                                                      Registration No. 333-77727

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           CreditRiskMonitor.com, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                                             36-2972588
  (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                         110 Jericho Turnpike, Suite 202
                           Floral Park, New York 11001
                                 (516) 620-5400
                    (Address of principal executive offices)

                          1998 Long-Term Incentive Plan
                              (Full title of plan)

                               Mr. Jerome S. Flum
                      Chairman and Chief Executive Officer
                           CreditRiskMonitor.com, Inc.
                         110 Jericho Turnpike, Suite 202
                           Floral Park, New York 11001
                     (Name and address of agent for service)

                                 (516) 620-5400
          (Telephone number, including area code, of agent for service)

                                  -------------
                                    Copy to:
                             David I. Schaffer, Esq.
                   Meltzer, Lippe, Goldstein & Breitstone, LLP
                                190 Willis Avenue
                             Mineola, New York 11501
                                 (516) 747-0300
                               Fax (516) 747-0653

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                                             Proposed
                                           Proposed          maximum
Title of                 Amount            maximum           aggregate    Amount of
securities to            to be             offering price    offering     registration
be registered            registered (1)    per share (2)     price        fee
--------------------------------------------------------------------------------------
Common Stock,
par value $.01
per share issuable       1,500,000         $0.485            $727,500     $92.17
under the 1998 Long-
Term Incentive Plan,
as amended from time
to time
--------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provision of such Plan.

(2) Price based upon the average of the bid and asked price of a share of common stock on the NASDAQ OTC Bulletin Board as of August 19, 2004 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                  -------------

      In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                                  -------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents containing the information specified in this Part I will be sent or given to participants in the 1988 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions for Form S-8, such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1).

Item 2. Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the CreditRiskMonitor.com, Inc. 1998 Long-Term Incentive Plan are available without charge by contacting:

                  Lawrence Fensterstock, Senior Vice President
                  CreditRiskMonitor.com, Inc.
                  110 Jericho Turnpike, Suite 202
                  Floral Park, New York 11011
                  (516) 620-5400

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a) The Registrant's annual report on Form 10-KSB for fiscal year ended December 31, 2003;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, dated May 13, 1999, including any amendments thereto or reports filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable

Item 6. Indemnification of Directors and Officers.

      The Company's Articles of Incorporation limit, to the maximum extent permitted by the Nevada Revised Statutes ("Nevada Law"), the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Company's By-Laws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by Nevada Law, and provide for the advancement of expenses in defending any action, suit or proceeding in advance of its final disposition, subject to delivery by an officer or director, if required by Nevada Law, of an undertaking to repay such advances if it is ultimately determined that the indemnitee is not entitled to indemnification for such expenses. Section 78.7502 of the Nevada Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Nevada Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Articles of Incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director's breach of the duty of care.

      The Company currently does not have separate agreements of indemnification or advancement of expenses with its directors and officers nor does the Company currently have directors' and officers' insurance.

      The foregoing discussion is necessarily subject to the complete text of the statute, the Articles of Incorporation and the By-Laws, and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      4.1   1998 Long-Term Incentive Plan (Previously filed - see Index)

      4.2   Amendment Number One to 1998 Long-Term Incentive Plan

      5.1 Opinion of Meltzer, Lippe, Goldstein & Breitstone, LLP, as to the legality of the securities being offered

      23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant

      23.2  Consent of Meltzer, Lippe, Goldstein & Breitstone, LLP (included in
            Exhibit 5.1)

Item 9. Undertakings.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Floral Park, State of New York, on August 24, 2004.

                                                 CreditRiskMonitor.com, Inc.


                                            By: /s/ Jerome S. Flumn
                                               ---------------------------------
                                                 JEROME S. FLUM
                                                 Chairman of the Board
                                                 & Chief Executive Officer


                                            By: /s/ Lawrence Fensterstock
                                               ---------------------------------
                                                 LAWRENCE FENSTERSTOCK
                                                 Senior Vice President and
                                                 Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                            By: /s/ Jerome S. Flumn
                                                --------------------------------
                                                JEROME S. FLUMN
                                                Director


                                            By: /s/ Leslie Charm
                                                --------------------------------
                                                LESLIE CHARM
                                                Director


                                            By: /s/ Richard James
                                                --------------------------------
                                                RICHARD JAMES
                                                Director

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------

      4.1               1988 Long-Term Incentive Plan (1)

      4.2               Amendment Number One to 1998 Long-Term Incentive Plan

      5.1               Opinion of Counsel

      23.1              Consent of Independent Public Registered Accounting Firm

--------------------------------------------------------------------------------
(1) Incorporated by reference from Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File No. 0-10825)